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                                                                   EXHIBIT 12.02

         CITIGROUP INC.
         CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
         INCLUDING PREFERRED STOCK DIVIDENDS
         (In Millions)


                                                                                 YEAR ENDED DECEMBER 31,

         EXCLUDING INTEREST ON DEPOSITS:                         2001         2000         1999         1998         1997
                                                                ------       ------       ------       ------       ------
         FIXED CHARGES:
              INTEREST EXPENSE (OTHER THAN
                 INTEREST ON DEPOSITS)                          20,262       23,253       17,764       18,997       17,645
              INTEREST FACTOR IN RENT EXPENSE                      444          416          292          417          321
              DIVIDENDS--PREFERRED STOCK                           168          180          232          332          433
                                                                ------       ------       ------       ------       ------

                 TOTAL FIXED CHARGES                            20,874       23,849       18,288       19,746       18,399
                                                                ------       ------       ------       ------       ------

         INCOME:
              INCOME BEFORE TAXES, MINORITY INTEREST
              AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES       21,897       21,143       18,151       11,085       12,305
              FIXED CHARGES (EXCLUDING PREFERRED
                 STOCK DIVIDENDS)                               20,706       23,669       18,056       19,414       17,966
                                                                ------       ------       ------       ------       ------

                 TOTAL INCOME                                   42,603       44,812       36,207       30,499       30,271
                                                                ======       ======       ======       ======       ======

         RATIO OF INCOME TO FIXED CHARGES
              EXCLUDING INTEREST ON DEPOSITS                      2.04         1.88         1.98         1.54         1.65
                                                                ======       ======       ======       ======       ======

         INCLUDING INTEREST ON DEPOSITS:

         FIXED CHARGES:
              INTEREST EXPENSE                                  31,965       36,638       28,674       30,692       27,299
              INTEREST FACTOR IN RENT EXPENSE                      444          416          292          417          321
              DIVIDENDS--PREFERRED STOCK                           168          180          232          332          433
                                                                ------       ------       ------       ------       ------

                 TOTAL FIXED CHARGES                            32,577       37,234       29,198       31,441       28,053
                                                                ------       ------       ------       ------       ------

         INCOME:
              INCOME BEFORE TAXES, MINORITY INTEREST
              AND CUMULATIVE EFFECT OF ACCOUNTING CHANGES       21,897       21,143       18,151       11,085       12,305
              FIXED CHARGES (EXCLUDING PREFERRED
                 STOCK DIVIDENDS)                               32,409       37,054       28,966       31,109       27,620
                                                                ------       ------       ------       ------       ------

                 TOTAL INCOME                                   54,306       58,197       47,117       42,194       39,925
                                                                ======       ======       ======       ======       ======

         RATIO OF INCOME TO FIXED CHARGES
              INCLUDING INTEREST ON DEPOSITS                      1.67         1.56         1.61         1.34         1.42
                                                                ======       ======       ======       ======       ======


Note> On November 30, 2000, Citigroup Inc. completed its acquisition of Associates First Capital Corporation (Associates) in a transaction accounted for as a pooling of interests.